Exhibit 1

ALOBA, AWOMOLO & PARTNERS (Chartered Accountants)
Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria
Tel: 08055439586, 08034725835
Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

RE: NETBRANDS CORP.

We have read Item 4.01 of NETBRANDS CORP. Form 8-K dated April 1, 2026, and we agree with the statements set forth in Item 4.01, in so far as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Yours faithfully,

Aloba, Awomolo & Partners

PCAOB ID #7275

Ibadan, Nigeria

March 31, 2026